UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 27, 2017

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)
201 E. Sandpointe Avenue, 8th Floor
Santa Ana, CA 92707
(Address of principal executive offices, with Zip Code)
(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 1.01    Entry into a Material Definitive Agreement.

On October 27, 2017, Universal Electronics Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (“Second Amended Credit Agreement”) with U.S. Bank National Association (“U.S. Bank”) as administrative agent, sole lead arranger and sole book runner, and Wells Fargo Bank, National Association, which replaces the Company’s existing Amended and Restated Credit Agreement with U.S. Bank. Under the Second Amended Credit Agreement, the existing revolving credit line (“Credit Line”) was increased from $125.0 million to $170.0 million and the expiration date remained November 1, 2019. The Credit Line may be used for working capital and other general corporate purposes including acquisitions, share repurchases and capital expenditures. At closing, there were outstanding borrowings of $125.0 million and no outstanding letters of credit under the Second Amended Credit Agreement.

Under the Second Amended Credit Agreement, the Company may elect to pay interest on the Credit Line based on LIBOR plus an applicable margin (varying from 1.25% to 1.75%) or base rate (based on the prime rate of U.S. Bank or as otherwise specified in the Second Amended Credit Agreement) plus an applicable margin (varying from 0.00% to 0.50%). The applicable margins are calculated quarterly and vary based on the Company’s cash flow leverage ratio as set forth in the Second Amended Credit Agreement. There are no commitment fees or unused line fees under the Second Amended Credit Agreement.

The Company may voluntarily prepay outstanding loans under the Credit Line, in whole or in part, at any time, subject to customary administrative provisions.

All obligations under the Credit Line are secured by substantially all of the U.S. personal property and tangible and intangible assets of the Company as well as 65% of the Company’s ownership interest in Enson Assets Limited, the Company’s wholly-owned subsidiary which controls the Company’s manufacturing factories in the People’s Republic of China.

The Second Amended Credit Agreement includes financial covenants requiring a minimum fixed charge coverage ratio, a maximum cash flow leverage ratio and minimum liquidity levels. In addition, the Second Amended Credit Agreement also contains other customary affirmative and negative covenants and events of default.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Table of Contents

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: November 2, 2017	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)

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